Exhibit 10.1

EXECUTION VERSION

AMENDMENT AGREEMENT

This Amendment Agreement (the “Amendment”) is entered into by and between DATARADIO CORPORATION, a Delaware corporation (“Dataradio”), and BIO-KEY INTERNATIONAL, INC., a Delaware corporation (“BIO-key”), and is effective as of the 1st day of April, 2009.

WHEREAS, Dataradio and BIO-key entered into a Settlement and Mutual Release Agreement dated as of July 28, 2008 (the “Agreement”; all capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement); and

WHEREAS, the Parties wish to amend the Agreement to provide that the unpaid Balance as of the date hereof, which amount is equal to $635,343.00, together with all accrued and unpaid interest thereon, shall be paid by BIO-key to Dataradio as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                            Amendment to Attachment “A”. Attachment “A” to the Agreement is hereby amended by deleting such attachment in its entirety and substituting therefor Attachment “A” attached to this Amendment.

2.                                            Amendments to Section 1.

(a)                                  Section 1.A. of the Agreement is hereby amended by adding the following sentence after the last sentence thereof:

“Notwithstanding the foregoing, as indicated on Attachment “A”, the interest rate referenced above in this Section 1.A. shall increase to ten percent (10%) as of April 1, 2009.”

(b)                                 Section 1.B. of the Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

“Notwithstanding anything contained herein, a portion of the Balance, equal to an aggregate of $250,000 (the “Holdback Amount”), which includes $157,000 of the Hamilton County Monies, shall be withheld by BIO-key and shall only be due and payable to Dataradio hereunder as follows: (i) within three (3) business days following BIO-key’s receipt of a written statement from Hamilton County, Ohio that all remaining work required to be performed by Dataradio under the Subcontractor Agreement has been completed to the satisfaction of the County, BIO-key agrees to deliver to Dataradio, in the manner provided in Section 1.E. hereof, an aggregate of $93,000 of the Holdback Amount, which amount shall be applied to the Balance; and (ii) within three (3) business days following BIO-key’s actual receipt of the remaining portion of the Holdback Amount from Hamilton County, BIO-key agrees to deliver to Dataradio, in the manner provided in Section 1.E. hereof, the full amount of such payment, which amount shall be applied to the Balance. BIO-key agrees to act in good faith to cooperate with Dataradio in obtaining a notice from Hamilton County that the work has been completed. For the avoidance of doubt, the $93,000 portion of the Holdback Amount shall be delivered to Dataradio no later than such time as BIO-key delivers the remaining portion of the Holdback Amount pursuant to clause (ii) above, regardless of whether written notice of completion is received from Hamilton County. In the event that all or a portion of the Holdback Amount is delivered to Dataradio in accordance with the foregoing provisions, BIO-key shall promptly thereafter deliver to Dataradio an updated Attachment “A” to this Agreement, revised as necessary to reflect the applicable reduction(s) in the amount of the outstanding Balance.”

(b)                                 Section 1.C. of the Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

“C.                               The total of any unpaid Balance (excluding the Holdback Amount, which shall only be due and payable in accordance with Section 1.B. above) and accrued interest is due and payable on October 1, 2009.”

3.                                            No Other Amendments. Except as expressly set forth in this Amendment, no other term or provision of the Agreement is hereby amended or affected in any way, and the Agreement shall remain in full force and effect after the date hereof.

4.                                            Facsimile Signatures; Counterparts. This Amendment may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature page follows]

2

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as a sealed instrument as of the date first set forth hereof.

BIO-KEY INTERNATIONAL, INC.

By:	/s/ Thomas J. Colatosti
Thomas J. Colatosti
Chief Financial Officer

DATARADIO CORPORATION

By:	/s/ Richard Vitelle
Name: Richard Vitelle
Title: Treasurer

Attachment “A”

See attached.

BIO-key International, Inc.	ATTACHMENT “A”
Dataradio Corporation
Installment Payments

Payment dates	28-Jul-08	1-Aug-08	1-Sep-08	1-Oct-08	1-Nov-08	1-Dec-08	1-Jan-09	1-Feb-09	1-Mar-09	1-Apr-09 **	1-May-09	1-Jun-09	1-Jul-09	1-Aug-09	1-Sep-09	1-Oct-09	Total

Beginning Principal Balance	2,356,771	2,006,174	1,955,577	1,668,442	1,617,845	1,567,248	1,516,651	1,466,054	1,302,509	1,138,964	585,343	529,343	473,343	417,343	361,343	305,343	2,356,771
Hamilton County assignment			236,538							503,621							740,159
Principal payment	350,597	50,597	50,597	50,597	50,597	50,597	50,597	163,545	163,545	50,000	56,000	56,000	56,000	56,000	56,000	55,343	1,366,612
lnterest @ 7% beginning 6/18/08*	18,330	1,560	11,788	9,733	9,752	9,142	9,142	8,837	7,091	6,865	4,878	4,558	3,945	3,594	3,112	2,545	114,872
Total Payments	368,927	52,157	298,923	60,330	60,349	59,739	59,739	172,382	170,637	560,486	60,878	60,558	59,945	59,594	59,112	57,888	2,221,643
Principal Balance Outstanding	2,006,174	1,955,577	1,668,442	1,617,845	1,567,248	1,516,651	1,466,054	1,302,509	1,138,964	585,343	529,343	473,343	417,343	361,343	305,343	250,000	250,000

*	Increasing to 10% as of April 1, 2009.

**

$50,000 principal payment to be made on April 1, 2009 or the date that the Amendment is fully-executed by both Parties, whichever is earlier. All amounts beginning May 1, 2009 do not reflect payment of the Holdback Amount and shall be adjusted as appropriate in the event that all or a portion of the Holdback Amount is paid to Dataradio in accordance with Section 1.B. of the Agreement (as amended).